Exhibit 21
TETRA Technologies, Inc.
List of Subsidiaries or Other Related Entities
December 31, 2016

Name	Jurisdiction
Compressco, Inc.	Delaware
Compressco Testing, L.L.C.	Oklahoma
Compressco Field Services, LLC	Oklahoma
CSI Compressco GP Inc.	Delaware
CSI Compressco Investment LLC	Delaware
CSI Compressco LP	Delaware
CSI Compressco Sub Inc.	Delaware
CSI Compressco Finance Inc.	Delaware
Compressor Systems, Inc.	Delaware
CSI Compression Holdings, LLC	Delaware
Rotary Compressor Systems, Inc.	Delaware
Compressor Systems de Mexico, S. de R.L. de C.V.	Mexico
Compressor Systems Australia Pty Ltd	Australia
CSI Compressco Operating LLC	Delaware
CSI Compressco Field Services International LLC	Delaware
Compressco de Argentina SRL	Argentina
CSI Compressco International LLC	Delaware
CSI Compressco Holdings LLC	Delaware
CSI Compressco Leasing LLC	Delaware
Compressco Netherlands Cooperatief U.A.	Netherlands
Compressco Netherlands B.V.	Netherlands
Compressco Canada, Inc.	Canada
CSI Compressco Mexico Investment I LLC	Delaware
CSI Compressco Mexico Investment II LLC	Delaware
Providence Natural Gas, LLC	Oklahoma
Production Enhancement Mexico, S. de R.L. de C.V.	Mexico
TETRA Applied Holding Company	Delaware
TETRA Applied Technologies, LLC	Delaware
Epic Diving & Marine Services, LLC	Delaware
Maritech Resources, LLC	Delaware
T-Production Testing, LLC	Texas
TETRA Production Testing Services, LLC	Delaware
TETRA Financial Services, Inc.	Delaware
TETRA-Hamilton Frac Water Services, LLC	Oklahoma
TETRA International Incorporated	Delaware
TETRA Middle East for Oil & Gas Services LLC	Saudi Arabia
TETRA de Argentina SRL	Argentina
TETRA de Mexico, S.A. de C.V.	Mexico
TETRA Foreign Investments, LLC	Delaware
TETRA International Holdings, B.V.	Netherlands
T-International Holdings C.V.	Netherlands
TETRA Netherlands, B.V.	Netherlands
TETRA Oilfield Services Ghana Limited	Ghana

TETRA Chemicals Europe AB	Sweden
TETRA Chemicals Europe OY	Finland
TETRA Egypt (LLC)	Egypt
TETRA Equipment (Labuan) Ltd.	Malaysia
TNBV Oilfield Services Ltd.	British Virgin Islands
TETRA Investments Company U.K. Limited	United Kingdom
Optima Solutions Holdings Limited	United Kingdom
Optima Solutions U.K. Limited	United Kingdom
Well TETRA for Well Services LLC	Iraq
TETRA Technologies de Mexico, S.A. de C.V.	Mexico
TETRA Technologies de Venezuela, S.A.	Venezuela
TETRA Technologies do Brasil, Limitada	Brazil
TETRA Technologies U.K. Limited	United Kingdom
TETRA Technologies Nigeria Limited	Nigeria
TETRA International Employment Ltd. Co.	Cayman Islands
Tetra-Medit Oil Services	Libya
TETRA Madeira, Unipessoal Lda	Portugal
TETRA (Thailand) Limited	Thailand
TETRA Yemen for Oilfield Services Co., Ltd.	Yemen
Greywolf Energy Services Ltd.	Canada
TETRA Process Services, L.C.	Texas
TSB Offshore, Inc.	Delaware
TETRA Micronutrients, Inc.	Texas